Exhibit 4.9

GMAC COMMERCIAL FINANCE LLC - STEINWAY MUSICAL
INSTRUMENTS, INC.

EIGHTH AMENDMENT TO THE SECOND AMENDED AND
RESTATED CREDIT AGREEMENT

AUGUST 11, 2004

EIGHTH AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT

AGREEMENT

This EIGHTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 11, 2004 (this “Amendment”), to the Existing Credit Agreement (as hereinafter defined), by and among (i) CONN-SELMER, INC., f/k/a THE SELMER COMPANY, INC., a Delaware corporation, and the surviving corporation of the merger of United Musical Instruments USA, Inc. and United Musical Instruments Holdings, Inc. with and into Conn-Selmer, Inc. (“Conn-Selmer”), (ii) STEINWAY, INC., a Delaware corporation (“Steinway” and together with Conn-Selmer, the “Borrowers”), (iii) those signatories hereto and identified on Schedule I (as may be amended from time to time) as Guarantors (the “Guarantors”), (iv) the lenders (the “Lenders”) from time to time party to the Agreement (defined below) and (v) GMAC COMMERCIAL FINANCE LLC (successor by merger to GMAC Commercial Credit, LLC), a Delaware limited liability company, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

RECITALS

A.                                   The Borrowers, the Guarantors, the Administrative Agent and the Lenders have entered into the Existing Credit Agreement, pursuant to which the Lenders are providing to the Borrowers an $85,000,000 revolving credit facility, a $22,500,000 term loan facility and a $45,000,000 term loan facility, each of which are secured by certain accounts receivable, real estate, and other collateral of Conn-Selmer and Steinway and guaranteed by the Guarantors.

B.                                     Steinway Musical Instruments, Inc., one of the Guarantors listed on Schedule I referred to above (“SMI”), has entered into an Asset Purchase Agreement, dated July 22, 2004 (the “Purchase Agreement”), with G. Leblanc Corporation (“Leblanc”), pursuant to which SMI is purchasing substantially all of the assets (the “Purchased Assets”) of Leblanc (the “Transaction”).

C.                                     In accordance with the terms of the Existing Credit Agreement, the Borrowers and the Guarantors have requested the consent of the Lenders to the Transaction (the “Consent”), and the Lenders are willing to provide such Consent, subject to the terms and conditions of this Amendment.

D.                                    In connection with the Consent, the parties desire to amend certain provisions of the Existing Credit Agreement as hereinafter provided.

E.                                      In consideration of the foregoing and of the mutual covenants and undertakings herein contained, the parties hereto hereby agree that the Existing Credit Agreement is amended as hereinafter provided.

ARTICLE I

Definitions

1.                                       Definitions.  (a)  In addition to the definitions set forth in the heading and the recitals to this Amendment, the following definitions shall apply hereto:

“Agreement”:  the Existing Credit Agreement as amended, supplemented or otherwise modified from time to time up to and including this Amendment.

“Existing Credit Agreement”: the Second Amended and Restated Credit Agreement, dated as of September 14, 2000, among (i) Selmer, (ii) Steinway, (iii) the Guarantors, (iv) the Lenders and (v) the Administrative Agents as amended or otherwise modified from time to time prior to the Eighth Amendment Effective Date.

(b)                                 Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Existing Credit Agreement.

ARTICLE II

Representations

1.                                       Representations.  Each of the Borrowers and Guarantors hereby represents and warrants as follows:

(a)                                  It has full power, authority and legal right to enter into this Amendment and perform all of its respective obligations hereunder.  The execution, delivery and performance hereof is within its powers and has been duly authorized, is not in contravention of any Requirement of Law which might have a material adverse effect upon it, the Collateral, its operations, financial condition or prospects, or in contravention of the terms of its by-laws, certificate of incorporation, declaration of trust or other documents relating to its formation, as applicable, or to the conduct of its business or of any material agreement or undertaking to which it is a party or by which it is bound, and will not conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any Lien upon any of its assets under, the provisions of any agreement, charter, instrument, by-law, declaration of trust or other instrument to which it is a party or by which it or its assets may be bound.

(b)                                 It is duly organized and in good standing under the laws of its respective state of organization and it is qualified to do business and is in good standing in each jurisdiction where qualification and good standing are necessary for it to conduct its businesses and own its properties and where the failure to so qualify would have a Material Adverse Effect.

(c)                                  This Amendment has been duly executed and delivered on its behalf and this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d)                                 The conditions contained in Article V hereof have been satisfied.

(e)                                  Each of the Loan Documents is on the date hereof in full force and effect.

(f)                                    No Default or Event of Default has occurred and is continuing.

ARTICLE III

Consent and Acknowledgement

1.                                       The Lenders hereby consent to the Transaction as described in the Purchase Agreement, provided, however, that this Consent is conditioned upon the consummation of the Transaction substantially on the terms and conditions set forth in the Purchase Agreement, and any material change in such terms and conditions shall require another consent by the Lenders, which the Lenders may give or withhold in their sole discretion.

2.                                       The Borrowers acknowledge and agree that the Purchased Assets shall be deemed Ineligible Collateral until such time as a field examination of such Purchased Assets is performed, and, thereafter, all or any portion of the Purchased Assets may be deemed Eligible Collateral in accordance with the applicable provisions of the Existing Credit Agreement.

ARTICLE IV
Amendments to Existing Credit Agreement

1.                                       Additional Negative Covenants.  In addition to the negative covenants set forth in the Existing Credit Agreement, the Borrowers and the Guarantors covenant and agree that, so long as the Existing Credit Agreement remains in effect, no mortgages, liens or encumbrances of any nature whatsoever will be placed on any of the Purchased Assets consisting of Real Property (as defined in the Purchase Agreement) without the consent of the Lenders, which consent may be given or withheld in the Lenders’ sole discretion.

2.                                       Additional Affirmative Covenants and Acknowledgements.  SMI has informed the Lenders that, simultaneously with or, immediately after, the consummation of the Transaction, SMI will assign all of the Purchased Assets to a new company which will be incorporated under the name “Leblanc” or some variation thereof (“New Leblanc”).  In connection therewith, and in addition to the Affirmative Covenants already set forth in the Existing Credit Agreement, the Borrowers and the Guarantors covenant and agree as follows:

A.                                   Immediately after the formation of New Leblanc, the Borrowers and the Guarantors will cause New Leblanc to execute and deliver to the Administrative Agent a Guaranty substantially similar to the guaranties executed by the Guarantors, and will take or cause to be taken any other actions necessary to cause New Leblanc to become a Guarantor under, and a party to, the Existing Credit Agreement.

B.                                     Immediately after the formation of New Leblanc, the Borrowers and the Guarantors will cause New Leblanc to execute and deliver to the Administrative Agent a Security Agreement, UCC Financing Statement, and any other documents or instruments requested by the Administrative Agent in form and substance acceptable to the Administrative Agent, to grant to the Administrative Agent, on behalf of the Lenders, a first priority lien and security interest in all of New Leblanc’s assets, including the Purchased Assets.

C.                                     Immediately after the formation of New Leblanc, the Borrowers and the Guarantors will cause New Leblanc to execute and deliver to the Administrative Agent a Collateral Assignment of Proprietary Rights and Security Agreement, in form and substance acceptable to the Administrative Agent, with respect to those Proprietary Rights listed on Schedule 4.11 of the Purchase Agreement as specified by the Administrative Agent and will cause New Leblanc to execute and deliver such other documents or instruments requested by the Administrative Agent to grant to the Administrative Agent, on behalf of the Lenders, a collateral assignment of, and a first priority lien and security interest in, such Proprietary Rights.

D.                                    At any time after the closing of the Transaction, upon the request of the Administrative Agent, the Borrowers and the Guarantors will cause New Leblanc to execute and deliver to the Administrative Agent mortgages with respect to the Real Property, as defined in the Purchase Agreement, in a form acceptable to the Administrative Agent, and will execute and deliver to the Administrative Agent such other documents or instruments requested by the Administrative Agent to grant to the Administrative Agent, on behalf of the Lenders, a first priority mortgage, lien and security interest in each parcel of such Real Property.

E.                                      In the event that the Purchased Assets are not assigned to New Leblanc as contemplated above, immediately upon consummation of the Transaction, the Borrowers and the Guarantors will cause all of the above actions to be taken by the record title holder of such Purchased Assets (whether such record title holder is SMI or some other entity), so as to provide to the Administrative Agent, on behalf of the Lenders, first priority liens, mortgages and/or security interests in all of such Purchased Assets.

3.                                       Additional Events of Default.  In addition to the Events of Default in the Existing Credit Agreement, failure of any Borrower or any Guarantor to comply with one or more of the negative or affirmative covenants set forth in subsections 1 and 2 above shall be an Event of Default and shall entitle the Lenders and/or the Administrative Agent, on behalf of the Lenders, to all rights and remedies provided under the Agreement and applicable law.

ARTICLE V

Conditions to Effectiveness

This Eighth Amendment, and the modifications to the Existing Credit Agreement provided for herein, shall become effective on the date (the “Eighth Amendment Effective Date”) on which all of the following conditions have been (or are concurrently being) satisfied:

1.                                       This Eighth Amendment shall have been duly executed and delivered by each party thereto.

2.                                       Each of the representations and warranties made by the Borrowers and Guarantors in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Eighth Amendment Effective Date as if made on and as of such date (except to the extent the same relate to another, earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

3.                                       No Default or Event of Default shall have occurred and be continuing.

4.                                       All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Existing Credit Agreement and this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

ARTICLE VI

Miscellaneous

1.                                       Amendment Fee.  In consideration of the Lenders’ consent to the Transaction and the Lenders’ agreement to the amendments to the Existing Credit Agreement set forth in this Eighth Amendment, the Borrowers will pay to the Lenders a fee of $50,000, which fee will be split pro rata among the Lenders in accordance with their percent participation in the credit facilities provided pursuant to the Agreement.

2.                                       No Other Amendments; Confirmation.  Except as expressly amended, modified and supplemented hereby and by the documents related hereto, the provisions of the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect.

3.                                       Affirmation by Loan Parties.  Each Loan Party hereby reaffirms its obligations under the Loan Documents executed by such Loan Party.

4.                                       Governing Law; Counterparts. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

(b)                                 This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Amendment signed by all the parties shall be lodged with each of the Borrowers and the Administrative Agent, as the Administrative Agent for the Lenders.  This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

CONN-SELMER, INC.,
Borrower

By	/s/ Dennis M. Hanson
Title: Executive Vice President

STEINWAY, INC.,
Borrower

By	/s/ Dennis M. Hanson
Title: Executive Vice President

GMAC COMMERCIAL FINANCE LLC, (successor by merger to GMAC Commercial Credit LLC), as Administrative Agent

By	/s/ Harvey Winter
Title: Vice President

GMAC COMMERCIAL FINANCE LLC (successor by merger to GMAC Commercial Credit, LLC), as Lender

By	/s/ Harvey Winter
Title: Vice President

FLEET CAPITAL CORPORATION, as Lender

By	/s/ Daniel P. Corcoran
Title: Senior Vice President

THE BANK OF NEW YORK, as Lender

By	/s/ John M. Foley, Jr.
Title: Vice President

BANKNORTH, N.A., as Lender

By	/s/ Mark M. Evitts
Title: Senior Vice President

LASALLE BUSINESS CREDIT, LLC as Lender

By	/s/ Daniel K. Clancy
Title: First Vice President

ISRAEL DISCOUNT BANK OF NEW YORK, as Lender

By	/s/ Andy Ballta
Title: Vice President

ISRAEL DISCOUNT BANK OF NEW YORK, as Lender

By	/s/ Ronald Bongiovanni
Title: Senior Vice President

SCHEDULE I

GUARANTORS

Steinway Musical Instruments, Inc.,
Guarantor

By:	/s/ Dennis M. Hanson
Title: Sr. Executive V.P. and C.F.O.

800 South Street
Suite 505
Waltham, MA 02453

The Steinway Piano Company, Inc.,
Guarantor

By:	/s/ Dennis M. Hanson
Title: Executive V.P.

600 Industrial Parkway
Elkhart, IN 46516

The SMI Trust,
Guarantor

By:	/s/ Dennis M. Hanson
Title: Trustee

800 South Street
Suite 425
Waltham, MA 02453

S&B Retail, Inc.,
Guarantor

By:	/s/ Dennis M. Hanson
Title: Executive V.P.

455 Route 17 South
Paramus, New Jersey 07652

Boston Piano Company, Inc.,
Guarantor

By:	/s/ Dennis M. Hanson
Title: Executive V.P.

37-11 19th Avenue
Long Island City, NY 11105

The O.S. Kelly Company,
Guarantor

By:	/s/ Dennis M. Hanson
Title: Executive V.P.

P.O. Box 1267
318 E. North Spring Street
Springfield, OH 45503